EXHIBIT 10.38



               ALBERTSON'S VOLUNTARY SEPARATION PLAN FOR OFFICERS
                             EFFECTIVE JULY 18, 2001


                               SECTION 1--PURPOSE

     The  purpose of the  Albertson's  Voluntary  Separation  Plan for  Officers
("Plan") is to provide separation pay to certain full-time officers of Albertson's, Inc. and its subsidiaries (collectively the "Company") who elect to voluntarily terminate employment in connection with the Company's cost control initiatives, during the period from July 18, 2001 to August 2, 2001. The Plan will terminate on December 31, 2001. When the employment of such officers is so terminated, the employment relationship shall be completely severed and affected officers shall have no current or future right to employment on a full-time, part-time, per diem or other basis.

     The Plan is intended to be an "employee welfare benefit plan" as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended. Separation benefits for officers for this period shall be determined exclusively under this Plan except as otherwise provided in a separate written agreement. All of the corporate policies and practices regarding separation, or similar payments upon employment termination, with respect to officers eligible to participate herein are hereby superseded by this Plan. Benefits under this Plan are in no way contingent upon retirement under any Company retirement plan.


                             SECTION 2--DEFINITIONS

     The following  capitalized  terms shall have the meanings set forth in this
Section 2 unless the context clearly indicates otherwise:

     2.1  Administrator means the Company or its delegees.

     2.2  Company means Albertson's, Inc. and its wholly-owned subsidiaries.

     2.3  Effective Date means July 18, 2001.

     2.4 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     2.5 Officer means any active, full-time officer of the Company who is listed as an Officer on Exhibit C hereto who has been continuously employed by the Company for at least twenty full Years of Service as of December 31, 2001. An Officer who is on a Company-approved leave is considered "active" if the leave commenced after May 1, 2001 and the Officer is properly and actively at work at any time between July 18, 2001 and August 2, 2001. For purposes of this Plan, "Officer," as defined in Exhibit C excludes any individual who has an individual employment or severance agreement with the Company.

     2.6 Participant means an Officer who during the period from July 18, 2001 to August 2, 2001 submits a completed and signed participation election (see Exhibit A) to the Company and who is accepted by the Company as a Participant.

     2.7 Pay or Base Pay means the Officer's regular base salary on the date that such Officer submits the appropriate form to voluntarily terminate his or her termination of employment with the Company, excluding all extra pay such as premiums, bonuses, commissions, living or other allowance. Base Pay will not be increased or decreased during the period between the date that such Officer submits the appropriate form to voluntarily terminate his or her employment with the Company pursuant to this Plan and his or her Separation Date.

     2.8  Plan means the  Albertson's  Voluntary  Separation  Plan for Officers.

     2.9  Plan Year means the period from July 18,  2001  through  December  31,
          2001.

     2.10 Release Agreement means the Separation Agreement and Release substantially in the form attached hereto as Exhibit B which shall include a general release given by the Participant to the Company and other matters stated therein. The Release Agreement shall bind the Participant and the Company

     2.11 Separation Date means the date established by the Company as a Participant's last day of employment.

     2.12 Years of Service shall mean the completed 12-month periods during which an Officer has been employed by the Company on a continuous basis measured from the Officer's most recent hire date or rehire date (not an adjusted or reinstated hire date).


                       SECTION 3--ELIGIBILITY AND PAYMENT

     3.1 An Officer who desires to become a Participant must submit between July 18 and August 2, 2001 a form provided by the Company pursuant to which he or she elects to voluntarily terminate his or her employment with the Company pursuant to this Plan. The Company's Vice President, Human Resources Administration shall review the form with respect to the Plan's eligibility criteria and shall approve the election to participate if the eligibility criteria are met. Each Participant's Separation Date shall be established by Company management and shall be no later than November 2, 2001; provided, however, that the Company reserves the right to delay a Participant's Separation Date beyond November 2, 2001.

     3.2  A  Participant  shall be entitled to the  separation  pay set forth in
          Section 4 hereof, if:

          (a) the Officer returns a completed and executed Release Agreement to the Vice President, Human Resources Administration (fax number 208-395-4844) within the time period specified in the Release Agreement after such person's Separation Date; and,

volsepplan-ofcrs(final7-13-2001)-Exh10-38                          June 15, 2001

          (b) the Officer is not and does not become disqualified from receiving separation pay pursuant to Section 3.3 hereof.

     3.3  A Participant shall not be entitled to the separation pay set forth in
          Section 4 hereof, if:

          (a) the Officer fails to return a signed Release Agreement to the Company within the time period specified by the Company after that person's Separation Date; or

          (b) the Officer (i) terminates his or her employment, (ii) fails to show up and attend work prior to his or her Separation Date and/or (iii) fails to adequately perform his or her employment duties as determined by the Company in its sole discretion. An Officer who terminates before the Separation Date is not eligible to receive any benefit under this Plan; or

          (c) prior to the Separation Date, the Company terminates the employment of the Officer and either (i) separation is the result of actions by the Officer which, as determined by the Company in its sole discretion, would normally result in termination or discharge, or (ii) the Company determines after such termination that the Officer had engaged in conduct that was significantly detrimental to the Company, in clear violation of Company policies or procedures, or that resulted in a cost to the Company, and that would result in termination or discharge had such conduct been known to the Company prior to such termination.

     3.4 Prior to the date the Participant's employment with the Company will terminate, such Participant will receive a Release Agreement. If the Participant accepts and agrees to his or her separation pay as determined, he or she shall execute the Release Agreement and return it to the Vice President, Human Resources Administration within the time period specified by the Company following his or her Separation Date. Such Release Agreement must be timely and appropriately executed by its terms for Participants to qualify for payments and benefits under Section 4.


                 SECTION 4--AMOUNT AND PAYMENT OF SEPARATION PAY

     4.1 A Participant's separation pay under this Section 4 shall be the number of weeks of Pay set forth in the following schedule based on such Participant's status and his or her number of full Years of Service and shall be paid in one lump sum as soon as practicable after the Participant's Separation Date with the Company or such longer period as may be required by the Release Agreement. Amounts to be paid are based on the Officer's Years of Service and employment status as follows:

          In the case of Participants who have (1) 20-24 Years of Service, 51 weeks' Pay, (2) 25-29 Years of Service, 55 weeks' Pay, (3) 30-34 Years of Service, 59 weeks' Pay, and (4) more than 35 Years of Service, 63 weeks' Pay. In addition, Participants receive 100 percent target bonus prorated based on the number of weeks actually worked during the fiscal year since the beginning of the most recent bonus eligibility period plus 100 percent target bonus prorated based on 39 weeks.

          Employment taxes shall be withheld from all separation payments but voluntary deductions shall not be allowed. In addition, any amount payable under this paragraph shall be reduced (but not below zero) by any payment made as required by government-mandated programs that require payment of wages and fringe benefits in lieu of notice of closing, layoffs or termination of employment.

     4.2 In addition to the separation payment described above, the Company will also offer additional benefits to all Participants as follows.

          (a) Participants shall have the right to continue medical and dental benefits under the continuation health coverage provisions of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA) after his or her Separation Date, if otherwise eligible, or may enroll in the Retiree Health Plan. To the extent that the Participant is eligible for and elects COBRA coverage, the Company shall cover the premiums or cost of such coverage on a monthly basis for the lesser of (1) the first 6 months of coverage, or (2) until Participant no longer qualifies to participate. At the end of the Officer's Company-paid COBRA coverage, the Officer may continue COBRA coverage at the Officer's expense or may elect to participate in the Company's self-pay retiree health care plan. Alternatively, the Officer may elect the self-pay retiree coverage at the end of the 18-month COBRA period. In no event shall any Participant be entitled to a cash payment in lieu of health coverage.

          (b) Participants shall be paid for normal termination vacation and any other earned pay pursuant to existing Company policy and applicable state law.

          (c) Benefits under any other employee benefit plans including but not limited to tax-qualified retirement plans, fringe benefit plans, policies, programs, stock option plans and nonqualified deferred compensation sponsored by the Company are governed solely by the terms of those plans, programs or policies. Participants may exercise stock options, to the extent that such options are exercisable under their terms. This Plan does not change the eligibility, termination or other provisions of those benefits.

          (d) The Company may offer additional benefits or programs which, if offered, will be described in appendices to this Plan.

     4.3  The Company  reserves the right to offset the benefits  payable  under
          Section 4, by any advance, loan or other monies the Participant owes the Company.


                            SECTION 5--DEATH BENEFITS

     5.1 If a Participant dies before receiving all of his or her separation pay due under this Plan, such pay will be distributed in one lump sum cash payment to the Officer's estate.

     5.2 The Administrator may require that any individual or entity purporting to represent a Participant's estate provide such proof of such status as the Administrator may deem appropriate, including but not limited to letters testamentary or letters of administration. The Administrator shall also require that such individual, as a condition to receiving the separation pay execute a Release Agreement and agree, in a provision to be incorporated in the Release Agreement, to indemnify and hold harmless the Administrator and such other persons deemed appropriate by the Administrator for any financial responsibility, liability or expense arising out of a claim by another party or parties asserting entitlement to all or part of the benefit payable hereunder. In addition, the Company reserves the right to offset the benefits payable under this Section 5 by any advance, loan or other monies the Participant, with respect to whom the separation pay is being paid, owes the Company.


                            SECTION 6--ADMINISTRATION

     6.1  The Company  shall have sole  discretionary  authority  to  interpret,
          apply  and   administer  the  terms  of  the  Plan  and  to  determine
          eligibility for and the amounts of benefits under the Plan including interpretation of ambiguous plan provisions, determination of disputed facts or application of Plan provisions to unanticipated circumstances. The Company's decision on any such matter shall be final and binding.

     6.2  The Company  shall be the  administrator  of the Plan for  purposes of
          Section 3(16) of ERISA and shall have responsibility for complying with any ERISA reporting and disclosure rules applicable to the Plan for any Plan Year. The Administrator may at any time delegate to any other named person or body, or reassume therefrom, any of its fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) or administrative duties with respect to this Plan.

     6.3 The Administrator may contract with one or more persons to render advice or services with regard to any responsibility it has under this Plan.

     6.4 Subject to the limitations of this Plan, the Administrator shall from time to time establish such rules for the administration of this Plan as the Administrator may deem desirable.


                           SECTION 7--CLAIMS PROCEDURE

     7.1 If a Participant believes he or she has not been provided with separation pay benefits due under the Plan, then the Participant may file a request for benefits under this procedure with the Vice President, Human Resources Administration or its delegate within ninety (90) days after the date the Participant believes he or she should have received such benefits. If a Participant makes such a request for benefits under the Plan and that claim is denied, in whole or in part, the Administrator shall notify the Participant of the adverse determination within ninety (90) calendar days unless the Administrator determines that special circumstances require an extension of time for processing. If the Administrator determines that an extension of time is necessary, written notice shall be furnished to the claimant prior to the end of the initial ninety-day period and the extension shall not exceed ninety days from the original ninety-day period. The extension notice shall indicate the special circumstances requiring an extension and the date by which the Administrator expects to render a determination.

          The Administrator shall notify the Participant of the specific reasons for the denial with specific references to pertinent Plan provisions on which the denial is based and shall notify the Participant of any additional material or information that is needed to perfect the claim and explanation of why such material or information is necessary. At that time the Participant will be advised of his or her right to appeal that determination, and given an explanation of the Plan's review and appeal procedure including time limits, and a statement regarding the Participant's right to bring a civil action under ERISA section 502(a) following an adverse determination or appeal.

     7.2  A  Participant  may  appeal  from  the   determination  or  denial  by
          submitting to the Administrator within sixty (60) calendar days after receiving a denial notice:

          (a)  Requesting a review by the Administrator of the claim;

          (b) Setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

          (c) Setting forth any issues or comments which the Participant deems relevant to the claim.

          The Participant may submit written comments, documents, records and other information relating to his claim. Upon request, the Participant may obtain free of charge, copies of all documents and records relevant to his claim.

     7.3 The Administrator shall act upon the appeal taking into account all comments, documents, records and other information submitted by the Participant without regard to whether such information was submitted or considered in the initial benefit determination and shall render a decision within sixty (60) days, or one hundred twenty (120) days in special circumstances, after its receipt of the appeal. If the Administrator determines that an extension of time is necessary, written notice of the extension shall be furnished to the Participant prior to the end of the initial sixty-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a determination.

          The Administrator shall review the claim and all written materials submitted by the Participant, and may require him or her to submit, within ten (10) days of its written notice, such additional facts, documents, or other evidence as the Administrator in its sole discretion deems necessary or advisable in making such a review. On the basis of its review, the Administrator shall make an independent determination of the Participant's eligibility for benefits and the amount of such benefits under the Plan. The decision of the Administrator on any claim shall be final and conclusive upon all persons if supported by substantial evidence.

          If the Administrator denies a claim on review in whole or in part, it shall give the Participant written notice of its decision setting forth the following: (a) the specific reasons for the denial and specific references to the pertinent Plan provisions on which its decision was based; (b) notice that the Participant may obtain free of charge, copies of all documents, records and other information relevant to the Participant's claim; and (c) a statement of the Participant's right to bring a civil action under section 502(a) of ERISA.

     7.4 A Participant or his or her legal representative may appeal any final decision by filing an action in a federal court of competent jurisdiction, provided that such action is filed no later than 90 days after receipt of the final decision by the Participant or legal representative.


                               SECTION 8--GENERAL

     8.1 The benefits and costs of this Plan shall be paid by the Company out of its general assets.

     8.2 This Plan is intended to be an "employee welfare benefit plan", as defined in Section 3(1), Subtitle A of Title 1 of ERISA. The Plan will be interpreted to effectuate this intent. Notwithstanding any other provision of this Plan, no Officer shall receive hereunder any payment exceeding twice that Officer's annual compensation during the year immediately preceding the termination of his service, within the meaning of 29 C.F.R. Section 2510.3-2, as the same was in effect on the effective date of this Plan.


                      SECTION 9--AMENDMENT AND TERMINATION

     The Company reserves the right to amend this Plan, in whole or in part, or discontinue or terminate the Plan; provided, however, that any such amendment, discontinuance or termination shall not affect any right of any Participant to claim benefits under the Plan or as in effect prior to such amendment, discontinuance or termination, for events occurring prior to the date of such amendment, discontinuance or termination. An amendment to this Plan, and/or resolution of discontinuance or termination, may be made by the Administrator, to the extent permitted by resolution of the Board of Directors.

     IN WITNESS WHEREOF, the Company has caused its officer, duly authorized by its Board of Directors to execute the Plan effective as of the 18th day of July 2001.


                                       ALBERTSON'S, INC.



                                       By:  /s/ Thomas R. Saldin
                                                ------------------
                                       Name:    Thomas R. Saldin
                                       Its:     Executive Vice President
                                                and General Counsel

                                                                       Exhibit A

                                     SAMPLE


--------------------------------------------------------------------------------
                     ALBERTSON'S VOLUNTARY SEPARATION PLAN
                                 ELECTION FORM
--------------------------------------------------------------------------------

Instructions: Carefully read this election form; the letter, highlights and questions and answers from your Executive Vice President; the Summary Plan Description sent to your home; and the separation agreement and release. If you have questions please contact your Human Resources representative, the intranet website, "Voluntary Separation Plan" or call toll-free 1-866-669-0998. After you have carefully considered all information, and if you are eligible, make your decision about whether you want to participate in the Voluntary Separation Plan. If you choose Voluntary Separation, you must fill in your name and most recent hire/rehire date on the lines below, sign and date at the bottom and submit by fax 208-395-4844 to David Biderman by 5:00 p.m. MDT on August 2, 2001. If you are eligible for Voluntary Separation your supervisor will talk with you about an appropriate termination date. Also, you will be informed of a time period in the future when you must sign and submit to Boise Human Resources the Separation Agreement and Release (a sample is attached to the Summary Plan Description). Do not submit the sample Separation Agreement and Release with this Election Form.

     I, ____________________________ have reviewed the offer made to me by my employer and elect to voluntarily terminate my employment, whether it is with Albertson's Inc. or any of its subsidiaries (collectively, the "Company"), in accordance with the applicable Albertson's Voluntary Separation Plan, and subject to the terms and conditions of such Plan and the Separation Agreement and Release. My decision is fully voluntary. It is based entirely on the explanation of the Plan contained in the written information that has been given to me and not on any statement or representation made to me by an Albertson's associate or representative. I understand this signed Election Form and my eligibility are subject to verification and that I will be required to sign the Separation Agreement and Release during a time period the Company will provide to me later. I also understand this signed form must be submitted to David Biderman by fax 208-395-4844 between July 18, 2001 and August 2, 2001 5:00 p.m. MDT. The effective date of my voluntary termination will be set by a supervisor over my area of responsibility. In any event, my separation from employment will occur between August 6, 2001, and November 2, 2001. The Company reserves the right to delay an eligible associate's employment separation beyond November 2, 2001, however.


---------------------------------          -------------------------------------
Your Most Recent Hire/Rehire Date                    Associate: Print Name


Date:                                      Signature:

      ---------------------------          -------------------------------------
                                                     Associate: Signature

--------------------------------------------------------------------------------
                           TO BE COMPLETED BY BOISE HR


Date Received:                             Signature:
                ---------------
                                           -------------------------------------
Time Received:                                       David Biderman
                ---------------

--------------------------------------------------------------------------------

Note: To be effective, this request form must be submitted to David Biderman at fax 208-395-4844 no later than 5:00 p.m. MDT August 2, 2001. Election forms will NOT be accepted after that date and time.

References to the "Voluntary Separation Plan" mean the Albertson's Voluntary Separation Plan for Officers and the Albertson's Voluntary Separation.

                                     SAMPLE
                                                                       Exhibit B

                        SEPARATION AGREEMENT AND RELEASE

     In consideration for the payment to me of (amount to be computed and added later), less lawful deductions, as separation pay, I, (name to be added), hereby make the following promises and agree to the terms of this Separation Agreement and Release, intending to be legally bound by them.

1. I hereby release Albertson's, Inc. ("Company") and its parent companies, subsidiaries, affiliates, and their respective successors, officers, directors, employees, and associates from any and all claims, actions, and causes of action arising out of my employment with, and/or termination from the Company, including but not limited to claims based on express or implied contract, covenants of fair dealing and good faith, wrongful discharge, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act of 1988, the Employee Retirement Income Security Act of 1974, as amended, and any other applicable federal, state, or local laws, ordinances, and regulations. This release does not, however, apply to or waive any rights I may have under applicable workers' compensation laws or employee benefit plans, or to claims under the Age Discrimination in Employment Act, or to claims which may arise after the date of this release except as to disability plan payments which may be offset by the Separation payment(s) herein.
2. I understand that by signing this Separation Agreement and Release, I am forever relinquishing any right to sue any of the companies and persons described in paragraph 1 above based on any claim arising out of my employment with, and/or termination from, the Company (other than claims arising under employee benefit plans, or to claims under the Age Discrimination in Employment Act, or claims for injuries compensable under workers' compensation laws), and I agree that I will never maintain any litigation against any of those companies or persons based on any of the claims I am giving up by signing this document.
3.   I  expressly  waive and  relinquish  all rights and  benefits  afforded  by
     Section 1542 of the Civil Code of the State of California, and I do so understanding and acknowledging the significance and consequence of that waiver. Section 1542 of the Civil Code of the State of California states: A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
4. I acknowledge that, after I leave the employ of the Company, I am still obliged to abide by the Company's policies concerning confidential and proprietary information.
5. I shall cooperate with and assist the Company (including making myself available at reasonable times and places) so as to aid the Company in connection with any matters related to my employment by the Company or about which I am knowledgeable; provided, however, my cooperation with such matters shall not interfere unreasonably with my subsequent employment, if any.
6. I agree not to directly, indirectly, or through third parties solicit any Company associate for employment for two years.
7. I acknowledge that I am hereby advised to consult with the attorney or other advisor of my choice regarding the terms of this document before signing it. I understand that I may revoke this Separation Agreement And Release anytime within 7 days of signing it and that the terms of this agreement and release will not be effective until the 7-day revocation period expires. I must contact David Biderman, in writing, at Albertson's Human Resources Department in Boise (fax 208-395-4844) to revoke this agreement.
8.   This Release  will be governed by the laws of Idaho.
9. I have signed this document freely and voluntarily and not because of any deception or coercion. I understand the terms of this document and agree that they are fair and equitable.

---------------------   -----------------------   ------------------------------
Print Name of Witness   Print Name of Associate   Date of Associate's Signature

---------------------   -----------------------   ------------------------------
Signature of Witness    Signature of Associate    Last Date of Employment

Note: Section 3 is required only if the severed associate has worked for the Company in the state of California, whether at the time of termination or some time prior.

                                                                       Exhibit C




         Location            Lname                             Fname
--------------------------------------------------------------------------------
   1)     48400              Adams                             Pat
   2)     48400              Allen                             Craig
   3)     71301              Apker                             Debra
   4)     74200              Arnold                            William
   5)     70428              Bailey                            Boyce
   6)     71701              Banks                             Bob
   7)     48300              Bassler                           Dennis
   8)     55000              Bates                             Bill
   9)     72900              Bates                             Mark
   10)    48500              Bay                               Gerry
   11)    71302              Bell                              Dario
   12)    70405              Bergquist                         Renee
   13)    70401              Bessent                           Mike
   14)    73601              Biderman                          Dave
   15)    71701              Bock                              Carolyn
   16)    70405              Boyd                              John
   17)    71301              Brady                             Kathy
   18)    71302              Brother                           Tom
   19)    72402              Brown                             Craig
   20)    53000              Brune                             Jeff
   21)    48700              Buckles                           Gerry
   22)    71300              Butler                            Bob
   23)    48400              Casey                             Karen
   24)    50300              Casteel                           Ritchie
   25)    71300              Cefalo                            Roe
   26)    71704              Christoffersen                    Shirley
   27)    50400              Clawson                           Mike
   28)    74200              Cole                              Chip
   29)    50100              Colgrove                          Bob
   30)    54200              Colgrove                          John
   31)    48300              Conrad                            Monty
   32)    48600              Corry                             Tim
   33)    48500              Cousin                            Ertharin
   34)    71005              Croft                             John
   35)    48500              Cygan                             Doug
   36)    70400              Czarniecki                        Walt
   37)    71304              Dean                              Dave
   38)    48700              DeBruin                           Mark
   39)    72905              DeMeyer                           Keith
   40)    71300              Denningham                        Wayne
   41)    57900              Eckstein                          Frank
   42)    54200              Emmons                            William
   43)    70467              Fehringer                         Joe
   44)    70715              Fetzer                            Dennis
   45)    48500              Gentile                           Jim

   46)    56700              Giles                             Charla
   47)    57100              Gloyne                            Clay
   48)    71700              Goins                             Greg
   49)    52700              Gossett                           Paul
   50)    52700              Gray                              Kim
   51)    71301              Gruell                            Kip
   52)    53200              Gullickson                        Greg
   53)    71301              Guthmiller                        Dick
   54)    75501              Hamblin                           Laura
   55)    71301              Hansen                            Larry
   56)    72900              Hansen                            Roger
   57)    48500              Hanson                            Ed
   58)    54300              Hanson                            Greg
   59)    48700              Harbecke                          William
   60)    70416              Harmon                            Larry
   61)    54000              Hays                              Scott
   62)    48500              Herbert                           Kathy
   63)    48700              Hiller                            Bruce
   64)    74100              Hilton                            Steve
   65)    73604              Hughes                            Terri
   66)    48700              Hunstiger                         Gary
   67)    72908              Imlay                             Thomas
   68)    70700              Iverson                           John
   69)    48600              Jablonski                         Carl
   70)    72900              Jacobsen                          Jim
   71)    48400              Javier                            Virginia
   72)    52200              Jerry                             David
   73)    71000              Johnston                          Larry
   74)    79039              Jolley                            Tony
   75)    73604              Jones                             Peggy
   76)    72402              Kinde                             Dennis
   77)    53400              Kowalski                          Eileen
   78)    71701              Lavin                             Mark
   79)    57000              Lawrence                          Michelle
   80)    56500              Little                            Ed
   81)    71000              Lynch                             Peter
   82)    57800              Mann                              Bill
   83)    48700              Massimino                         Mike
   84)    71702              Mattefs                           Sue
   85)    71302              McCarthy                          Mike
   86)    48700              McGovern                          John
   87)    48600              McKeon                            Colin
   88)    71700              McKinney                          Dave
   89)    56000              McNiff                            Greg
   90)    71301              McReynolds                        Peggy
   91)    48700              Mecham                            Rory
   92)    54700              Melville                          Gerald
   93)    71301              Michael                           Todd
   94)    71600              Mielke                            Chris
   95)    59000              Miles                             Matt
   96)    48400              Molendyk                          Harvey

   97)    56300              Morris                            Jacque
   98)    48700              Mulcock                           Dave
   99)    74200              Mumford                           Lee
   100)   73610              Murphy                            Michele
   101)   50800              Murty                             Brian
   102)   72900              Muta                              Matt
   103)   70400              Navarro                           Rick
   104)   73608              Neumann                           Sue
   105)   48500              Nielsen                           Keith
   106)   70405              Ober                              Dave
   107)   71304              Oddo                              Mitch
   108)   74550              O'Riordan                         Kaye
   109)   72901              Osban                             Jeff
   110)   48300              Ouellette                         Mark
   111)   53600              Ozark                             Gerard
   112)   48700              Palmer                            Dennis
   113)   73610              Paolini                           Bruce
   114)   72402              Paterson                          Gary
   115)   48400              Patton                            Mike
   116)   54300              Perkins                           Jim
   117)   72600              Pichulo                           Philip
   118)   48300              Potter                            Bob
   119)   71600              Powell                            Pamela
   120)   70715              Raffo                             Ed
   121)   71302              Raudabaugh                        John
   122)   48500              Redfearn                          George
   123)   71000              Reuling                           Mike
   124)   50900              Rice                              Jim
   125)   75308              Rissing                           Bob
   126)   48400              Robbins                           Donna
   127)   71302              Robertson                         Dave
   128)   56100              Rocheleau                         Terry
   129)   71302              Rood                              Brian
   130)   74200              Rowan                             Paul
   131)   71000              Saldin                            Tom
   132)   54300              Sampson                           Shane
   133)   72901              Schachtell                        Steve
   134)   70700              Schroeder                         Kathy
   135)   48300              Schuit                            Fred
   136)   70408              Schuler                           Bob
   137)   73610              Scoggin                           Andrew
   138)   48700              Shadle                            Mark
   139)   74200              Sharp                             Linc
   140)   48300              Simonson                          Dave
   141)   73602              Snow                              Jack
   142)   71301              Spiers                            Gary
   143)   48600              Spires                            Judy
   144)   71300              Stablein                          Larry
   145)   50200              Stachofsky                        Bob

   146)   72900              Steele                            Pat
   147)   71301              Stevens                           Clement
   148)   71304              Strong                            John
   149)   57700              Styer                             Don
   150)   71304              Sutton                            Dan
   151)   48300              Teall                             Martin
   152)   71700              Thayer                            Scott
   153)   72600              Tobin                             Dan
   154)   71301              Tommack                           Ed
   155)   71300              Tripp                             Kevin
   156)   48300              Trom                              Brad
   157)   48500              Van Helden                        Pete
   158)   70400              Volger                            Ron
   159)   72901              Wagner                            Hadley
   160)   55300              Wahlstrom                         Larry
   161)   48500              Walter                            Tom
   162)   72480              Wardle                            Gerry
   163)   54200              Washington                        Clem
   164)   79039              Weiser                            Ed
   165)   48300              White                             Wanda
   166)   50900              Williams                          Marcia
   167)   71301              Williams                          Shane
   168)   48700              Willyard                          Jim
   169)   50500              Withers                           Mike
   170)   71304              Wright                            Steve
   171)   73604              Yager                             Bryan
   172)   52000              Yaksitch                          Frank
   173)   73600              Young                             Steve